UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

Cohu, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12367 Crosthwaite Circle Poway, CA	92064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858)-848-8100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Cohu, Inc. (the “Company”) was held on May 14, 2014 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders cast their votes on three proposals, as set forth below. Cohu had 25,182,694 shares outstanding on the March 21, 2014 record date and 23,926,860 (95.01%) were represented at the meeting.

Proposal 1. Election of Directors.

Robert L. Ciardella was elected as a director of the Company. The results of the vote were as follows:

Votes For – 14,817,602; Votes Withheld – 5,521,232; Broker Non-Votes – 3,588,026

William E. Bendush was elected as a director of the Company. The results of the vote were as follows:

Votes For – 14,855,357; Votes Withheld – 5,483,477; Broker Non-Votes – 3,588,026

The remaining directors continuing in office until 2015 are Harry L. Casari and Harold Harrigian and until 2016 are James A. Donahue and Steven J. Bilodeau.

Proposal 2. The advisory vote on executive compensation of Named Executive Officers, as disclosed in the Proxy Statement, was approved. The results were as follows:

Votes For – 11,945,402; Votes Against – 8,146,967; Abstentions – 246,465; Broker Non-Votes – 3,588,026

Proposal 3. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 27, 2014 was approved. The results were as follows:.

Votes For – 23,643,452; Votes Against – 153,934; Abstentions – 129,474; Broker Non-Votes – 0

Other presentation material from the Annual Meeting is available at www.cohu.com/investors/presentations.htm

Item 8.01 Other

On May 14, 2014 the Company reported that the Cohu Board of Directors, at a meeting on May 13, 2014, declared a quarterly cash dividend of six cents ($0.06) per share payable August 1, 2014 to shareholders of record on June 20, 2014. The Company has paid consecutive quarterly cash dividends since 1977.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

May 14, 2014

	By:	/s/ Jeffrey D. Jones
Jeffrey D. Jones Vice President, Finance & Chief Financial Officer